Exhibit 10.11

Certain confidential portions of this exhibit were omitted by means of marking such portions with brackets and asterisks because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed, or constituted personally identifiable information that is not material.

Consent Letter

I, [***] (ID No.: [***]), the legal spouse of Fang Rui (ID No.: [***]), hereby unconditionally and irrevocably consent to the execution of the following documents (the “Transaction Documents”) by Fang Rui on March 17, 2020 and the disposal of the equity interest in Yuanbao Shuke (Beijing) Technology Co., Ltd. (the “Domestic Enterprise”) held by and registered under the name of Fang Rui in accordance with the provisions of the following documents:

(1) The Equity Pledge Agreement entered into with Yuanbao Kechuang (Beijing) Technology Co., Ltd. (“WFOE”), the Domestic Enterprise and the other shareholders of the Domestic Enterprise;

(2) The Exclusive Equity Option Agreement entered into with the WFOE, the Domestic Enterprise and the other shareholders of the Domestic Enterprise;

(3) The Entrustment Agreement entered into with the WFOE, the Domestic Enterprise and the other shareholders of the Domestic Enterprise;

(4) The Power of Attorney.

I confirm that I have no interest in the equity interests of the Domestic Enterprise, and undertake not to make any claims in relation to the equity interests of the Domestic Enterprise and the assets corresponding thereto. I further confirm that no additional authorization or consent from me is required for the performance of the Transaction Documents or further amendment or termination of the Transaction Documents or execution of other documents in replacement thereof by Fang Rui.

I undertake to execute all necessary documents and take all necessary actions to ensure that the Transaction Documents (as amended from time to time) are properly performed.

I agree and undertake that I will not make any demand, take any action, make any claim or initiate any litigation, that is inconsistent with the contents of the Transaction Documents with respect to the equity interest held by Fang Rui in the company in whatsoever circumstances, whether directly or indirectly, and whether voluntarily or involuntarily.

I agree and undertake that if, for any reason, I acquire any equity interest in the Domestic Enterprise, I shall be bound by and comply with the obligations as a shareholder of the Domestic Enterprise under the Transaction Documents (as amended from time to time) and, for such purposes, I shall execute a series of written documents substantially in form and substance identical to the Transaction Documents (as amended from time to time )upon request by the WFOE.

I agree and undertake that I have not intended and will not intend to actually participate in the operation, management or other voting-related matters of the Domestic Enterprise.

Any dispute arising from the implementation of or in connection with this Consent Letter may be submitted by me or any interested party to the China International Economic and Trade Arbitration Commission for arbitration in accordance with its arbitration procedures and rules then effective in Beijing. The arbitration award shall be final and binding upon all parties. To the extent permitted by the PRC law and where appropriate, the arbitral tribunal may award any remedies in accordance with the terms hereof and the applicable PRC laws, including interim and permanent remedies (such as injunctive relief for commercial activities or compulsory transfer of assets), specific performance of contractual obligations, remedies against the equity interests or assets of the Company (including, without limitation, the property rights and interests and land assets) and an award ordering the liquidation of the company. After the effectiveness of the arbitral award, any of the interested parties and I shall have the right to apply to a court of competent jurisdiction (including the courts of Hong Kong, Cayman Islands, the PRC and the place where Party C’s major assets are located) for enforcement of such award. To the extent permitted by the PRC laws, any of the interested parties hereto and I shall have the right to have recourse to a court of competent jurisdiction (including the courts of Hong Kong, Cayman Islands, the PRC and the place where Party C’s major assets are located), pending the constitution of the arbitration tribunal or in other appropriate circumstances permitted by law, to seek interim injunctive or other interim relief as a measure for preservation or enforcement of property. During the course of the arbitration, this Consent Letter shall remain valid, except for the disputed matters between me and any of the interested parties which is pending for arbitration.

By:	/s/ [***]
Name: [***]
Dated March 17, 2020